Exhibit 15.1

Our ref:                JPC\671756\5283454v1

Direct                  +852 3690 7432

Email                     jenny.chen@maplesandcalder.com

China Techfaith Wireless Communication Technology Limited

Building C, No. 5A, Rong Chang East Street

Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 100176

People’s Republic of China

27 April 2012

Dear Sirs,

China Techfaith Wireless Communication Technology Limited (the “Company”)

We consent to the reference to our name under the headings “Corporate Governance” and “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission on 27 April 2012.

Yours faithfully

/s/ Maples and Calder

Maples and Calder